Exhibit 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FRESHWORKS INC.
(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)
Freshworks Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),
DOES HEREBY CERTIFY:
FIRST: That the name of this corporation is Freshworks Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on August 18, 2010 under the name FreshDesk Inc.
SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:
RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:
ARTICLE I
The name of this corporation is Freshworks Inc.
ARTICLE II
The address of this corporation’s registered office in the State of Delaware is 16192 Coastal Highway, in the City of Lewes, County of Sussex, 19958. The name of this corporation’s registered agent at such address is Harvard Business Services, Inc.
ARTICLE III
The nature of the business or purposes to be conducted or promoted by this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV
A.    Authorization of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, common stock and preferred stock. The total number of shares that this corporation is authorized to issue is 1,504,055,430. The total number of shares of common stock authorized to be issued is 1,350,000,000, par value $0.00001 per share (the “Common Stock”), of which 1,000,000,000 shares are designated as “Class A Common Stock” and 350,000,000 shares are designated as “Class B Common Stock”. The total number of shares of preferred stock authorized to be issued is 154,055,430, par value $0.0001 per share (the “Preferred Stock”), of which 21,428,070 shares are designated as “Series A Preferred Stock”, 36,229,260 shares are designated as “Series B Preferred Stock”, 15,306,750 shares are designated as “Series C Preferred Stock”, 30,662,710 shares are designated as “Series D Preferred Stoc”, 21,292,060 shares are designated as “Series E Preferred Stock”, 8,708,920 shares are designated as “Series F Preferred Stock”, 9,151,440 shares are designated as “Series G Preferred Stock”, and 11,276,220 shares are designated as “Series H Preferred Stock”.
B.    Upon the acceptance of this Amended and Restated Certificate of Incorporation for filing with the Secretary of State of the State of Delaware (the “Effective Time”):
1.    Class B Common Stock. Each share of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to this corporation or its transfer agent, be reclassified, split and converted into ten (10) shares of Class B Common Stock.
2.    Series A Preferred Stock. Each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to this corporation or its transfer agent, be split and converted into ten (10) shares of Series A Preferred Stock.
3.    Series B Preferred Stock. Each share of Series B Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to this corporation or its transfer agent, be split and converted into ten (10) shares of Series B Preferred Stock.
4.    Series C Preferred Stock. Each share of Series C Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to this corporation or its transfer agent, be split and converted into ten (10) shares of Series C Preferred Stock.
5.    Series D Preferred Stock. Each share of Series D Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to this corporation or its transfer agent, be split and converted into ten (10) shares of Series D Preferred Stock.
6.    Series E Preferred Stock. Each share of Series E Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to this corporation or its transfer agent, be split and converted into ten (10) shares of Series E Preferred Stock.
7.    Series F Preferred Stock. Each share of Series F Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to this corporation or its transfer agent, be split and converted into ten (10) shares of Series F Preferred Stock.
8.    Series G Preferred Stock. Each share of Series G Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to this corporation or its transfer agent, be split and converted into ten (10) shares of Series G Preferred Stock.
9.    Series H Preferred Stock. Each share of Series H Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to this corporation or its transfer agent, be split and converted into ten (10) shares of Series H Preferred Stock.
The splits made pursuant to subsections 1 through 9 above are referred to herein as the “Forward Stock Split.” Unless otherwise specifically noted in this Amended and Restated Certificate of Incorporation, all share numbers and prices per share have been adjusted to reflect the Forward Stock Split. All of the shares of such classes and series of stock resulting from the Forward Stock Split shall be uncertificated shares and the stockholder registered on this corporation’s books as the owner of shares prior to the Forward Stock Split immediately prior to the Effective Time shall be registered on this corporation’s books as the owner of the shares resulting from the Forward Stock Split, without the need for surrender or exchange thereof.
C.    Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article IV(C).
1.    Dividend Provisions.
(a)    The holders of shares of Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the applicable Dividend Rate (as defined below), payable when, as and if declared by a Supermajority (as defined below) of the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least 66 2/3% of the shares of Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis). For purposes of this subsection 1(a), “Dividend Rate” shall mean $0.00397 per annum for each share of Series A Preferred Stock, $0.01104 per annum for each share of Series B Preferred Stock, $0.03658 per annum for each share of Series C Preferred Stock, $0.08088 per annum for each share of Series D Preferred Stock, $0.18786 per annum for each share of Series E Preferred Stock, $0.25261 per annum for each share of Series F Preferred Stock, $0.48080 per annum for each share of Series G Preferred Stock and $1.06419 per annum for each share of Series H Preferred Stock (in each case as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like). For purposes of this subsection 1(a), “Supermajority” shall mean the affirmative vote of at least eighty percent (80%) of the members of the Board of Directors. The requirement and definition of Supermajority set forth in this subsection 1(a) shall not be amended, repealed, waived, altered, or rescinded without a Supermajority of the Board of Directors.
(b)    After payment of such dividends, any additional dividends or distributions shall be distributed among all holders of Common Stock and Preferred Stock in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of Preferred Stock were converted to Class B Common Stock at the then effective Conversion Rate (as defined below).
2.    Liquidation Preference.
(a)    In the event of any Liquidation Event (as defined below), either voluntary or involuntary, the holders of each series of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of the proceeds of such Liquidation Event (the “Proceeds”) to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the applicable Original Issue Price (as defined below) for such series of Preferred Stock, plus declared but unpaid dividends on such share. If, upon the occurrence of such event, the Proceeds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire Proceeds legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this subsection (a). For purposes of this Amended and Restated Certificate of Incorporation, “Original Issue Price” shall mean $0.04968 per share for each share of Series A Preferred Stock, $0.13801 per share for each share of Series B Preferred Stock, $0.45731 per share for each share of Series C Preferred Stock, $1.01100 per share for each share of Series D Preferred Stock, $2.34829 per share for each share of Series E Preferred Stock, $3.15768 per share for each share of Series F Preferred Stock, $6.01000 per share for each share of Series G Preferred Stock, and $13.30234 per share for each share of Series H Preferred

Stock (in each case as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock).
(b)    Upon the completion of the distribution required by subsection (a) of this Section 2, the remaining Proceeds available for distribution to stockholders shall be distributed among the holders of the Common Stock pro rata based on the number of shares of Common Stock held by each.
(c)    Notwithstanding any provision in this Section B.2 to the contrary, for purposes of determining the amount each holder of Preferred Stock is entitled to receive with respect to a Liquidation Event, each such holder of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of Preferred Stock into shares of Class B Common Stock immediately prior to the Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such shares of Preferred Stock into shares of Class B Common Stock. If any such holder shall be deemed to have converted shares of Preferred Stock into Class B Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of the Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Class B Common Stock.
(d)     (i)    A “Liquidation Event” shall include (A) the closing of the sale, lease, transfer, exclusive license or other disposition of the assets of this corporation or any other Freshworks Entity (as defined in Section 6 below) (in either case, a “Freshworks Liquidation Entity”) constituting all or substantially all of the aggregate assets of all of the Freshworks Liquidation Entities (determined on a consolidated basis with all of this corporation’s direct and indirect subsidiaries), (B) the consummation of the merger or consolidation of a Freshworks Liquidation Entity with or into another entity (except a merger or consolidation in which the holders of capital stock of such Freshworks Liquidation Entity immediately prior to such merger or consolidation continue to hold at least fifty percent (50%) of the voting power of the capital stock of such Freshworks Liquidation Entity or the surviving or acquiring entity immediately following such merger or consolidation, or a merger or consolidation of a Freshworks Liquidation Entity with or into this corporation or a direct or indirect wholly-owned subsidiary of this corporation), (C) whether in one transaction or a series of related transactions, the closing of the transfer to which a Freshworks Liquidation Entity is a party (whether by merger, consolidation or otherwise) to, or the closing of a tender offer or purchase by, a person or group of affiliated persons (other than an underwriter of a Freshworks Liquidation Entity’s securities), of the securities of a Freshworks Liquidation Entity, if, after such closing, such person or group of affiliated persons would hold fifty percent (50%) or more of the outstanding voting stock of such Freshworks Liquidation Entity (or the surviving or acquiring entity) (other than a transfer to, or the closing of a tender offer or purchase by, this corporation or a direct or indirect wholly-owned subsidiary of this corporation), (D) a liquidation, dissolution or winding up of a Freshworks Liquidation Entity (other than a liquidation, dissolution or winding up where the assets of such Freshworks Entity are transferred to this corporation or a direct or indirect wholly-owned subsidiary of this corporation); provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the jurisdiction of a Freshworks Liquidation Entity’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held such Freshworks Liquidation Entity’s securities immediately prior to such transaction, or (E) an exclusive, irrevocable licensing of all or substantially all of a Freshworks Liquidation Entity’s intellectual property to a third party. Notwithstanding the prior sentence, the sale of this corporation’s equity securities in a bona fide financing transaction conducted in accordance with Section 6 of this Article IV(C) hereof shall not be deemed a Liquidation Event. The treatment of any particular transaction or series of related transactions as a Liquidation Event may be waived by the vote or written consent of the holders of at least 66 2/3% of the shares of Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis).
(ii)    In any Liquidation Event, if Proceeds received by any Freshworks Liquidation Entity or its stockholders is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:
(A)    Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:
(1)    If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event;
(2)    If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event; and
(3)    If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors of this corporation (the “Board”) and the holders of at least 66 2/3% of the shares of Preferred Stock then outstanding (voting together as a single class and not as separate series, on an as-converted basis).
(B)    The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as in subsection (A) (1), (2) or (3) above to reflect the approximate fair market value thereof, as mutually determined by the Board and the holders of at least 66 2/3% of the shares of Preferred Stock then outstanding (voting together as a single class and not as separate series, on an as-converted basis).
(C)    The foregoing methods for valuing non-cash consideration to be distributed in connection with a Liquidation Event shall, with the appropriate approval by the stockholders (under the General Corporation Law and Section 6 of this Article IV(C)) of the definitive agreements governing such Liquidation Event, be superseded by the determination of such value set forth in the definitive agreements governing such Liquidation Event.
(iii)    In the event the requirements of this Section 2 are not complied with, the Freshworks Liquidation Entity shall forthwith either:
(A)    cause the closing of such Liquidation Event to be postponed until such time as the requirements of this Section 2 have been complied with; or
(B)    cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.
(iv)    This corporation shall give each holder of record of Preferred Stock written notice of such impending Liquidation Event not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that subject to compliance with the General Corporation Law such periods may be shortened or waived upon the written consent of the holders of at least 66 2/3% of the shares of Preferred Stock then outstanding (voting together as a single class and not as separate series, on an as-converted basis).
3.    Redemption.
(a)    At any time after September 30, 2022, but within ninety (90) days after the receipt by this corporation of a written request from the holders of Preferred Stock that represent not less than 66 2/3% of the shares of the Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis) that all of the then outstanding shares of Preferred Stock be redeemed (the “Redemption Date”), this corporation shall, to the extent it may lawfully do so, redeem the then outstanding shares of Preferred Stock by paying in cash therefor a sum per share equal to the greater of (i) the fair market value of such shares of Preferred Stock as of the Redemption Date and (ii) the applicable Original Issue Price for such shares of Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) plus all declared but unpaid dividends on such shares plus 25% per annum on such amount, compounded annually beginning on the date of first issue of such series of Preferred Stock (the “Redemption Price”). Any redemption of Preferred Stock effected pursuant to this subsection 3(a) shall be made on a pro rata basis among the holders of Preferred Stock in proportion to the aggregate Redemption Price each such holder of Preferred Stock would otherwise be entitled to receive on the Redemption Date. For purposes of calculating fair market value pursuant to subsection 3(a)(i), this corporation shall appoint an independent investment banker who shall be reasonably acceptable to the holders of at least 66 2/3% of the shares of Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis); the fees of such appraiser to be borne by this corporation.
(b)    At least fifteen (15) but no more than thirty (30) days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of Preferred Stock, at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected on the applicable Redemption Date, specifying the number and series of the shares of Preferred Stock to be redeemed from such holder, the Redemption Prices for each series of Preferred Stock and the place at which payment may be obtained(the “Redemption Notice”). Except as provided in subsection (3)(c), on or after the Redemption Date, the applicable Redemption Price of such shares shall be payable to the order of the owner of such shares on the books of this corporation. In the event less than all the shares are redeemed, a new book-entry shall be made representing the unredeemed shares.
(c)    From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Preferred Stock designated for redemption in the Redemption Notice as holders of Preferred Stock (except the right to receive the applicable Redemption Price without interest) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of this corporation legally available for redemption of shares of Preferred Stock on the Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed in proportion to the aggregate Redemption Price that each such holder would be entitled to receive pursuant to subsection 3(a). The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of this corporation are legally available for the redemption of shares of Preferred Stock, such funds will immediately be used to redeem the balance of the shares that this corporation has become obliged to redeem on any Redemption Date but that it has not redeemed.
4.    Conversion. The holders of the Preferred Stock shall have conversion rights as follows:
(a)    Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class B Common Stock as is determined by dividing the applicable Original Issue Price for such series by the applicable Conversion Price (as defined below) for such series (the conversion rate for a series of Preferred Stock into Class B Common Stock is referred to herein as the “Conversion Rate” for such series), determined as hereafter provided, in effect on the date the notice of conversion is received by this corporation. The initial “Conversion Price” per share for each series of Preferred Stock shall be the Original Issue Price applicable to such series; provided, however, that the Conversion Price for the Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).
(b)    Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Class B Common Stock at the Conversion Rate at the time in effect for such series of Preferred Stock immediately upon the earliest of (i) the closing of this corporation’s sale of its Class A Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), which results in at least $100,000,000 of aggregate proceeds, net of fees and underwriting discounts and commissions, to this corporation (a “Qualified Public Offering”) or (ii) the date, or the occurrence of an event, specified by vote or written consent or agreement of the holders of at least 66 2/3% of the shares of Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis).
(c)    Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to voluntarily convert the same into shares of Class B Common Stock, he or she shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the shares of Class B Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a notice of issuance for the number of shares of Class B Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class B Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Class B Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities. If the conversion is in connection with the automatic conversion provisions of subsection 4(b)(ii) above, such conversion shall be deemed to have been made on the conversion date described in the stockholder consent approving such conversion, and the persons entitled to receive shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Class B Common Stock as of such date.

(d)    Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as follows:
(i)    (A) If this corporation shall issue, on or after the date upon which this Amended and Restated Certificate of Incorporation is accepted for filing by the Secretary of State of the State of Delaware (the “Filing Date”), any Additional Stock (as defined below) issued without consideration or for a consideration per share less than the Conversion Price applicable to a series of Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price (calculated to the nearest one-thousandth of a cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock Outstanding immediately prior to such issuance plus the number of shares of such Additional Stock. For purposes of this subsection 4(d)(i)(A), the term “Common Stock Outstanding” shall mean and include the following: (1) outstanding Common Stock, Class A Common Stock and Class B Common Stock; (2) Class B Common Stock issuable upon conversion of outstanding Preferred Stock; (3) Class B Common Stock issuable upon exercise of outstanding stock options; and (4) Class B Common Stock issuable upon exercise (and, in the case of warrants to purchase Preferred Stock, conversion) of outstanding warrants. Shares described in clauses (1) through (4) above shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable. In the event that this corporation issues or sells, or is deemed to have issued or sold, shares of Additional Stock that results in an adjustment to a Conversion Price pursuant to the provisions of this subsection 4(d) (the “First Dilutive Issuance”), and this corporation then issues or sells, or is deemed to have issued or sold, shares of Additional Stock in a subsequent issuance other than the First Dilutive Issuance that would result in further adjustment to a Conversion Price (a “Subsequent Dilutive Issuance”) pursuant to the same instruments as the First Dilutive Issuance, then and in each such case upon a Subsequent Dilutive Issuance the applicable Conversion Price for each series of Preferred Stock shall be reduced to the applicable Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.
(B)    No adjustment of the Conversion Price for the Preferred Stock shall be made in an amount less than one-tenth of one cent per share. Except to the limited extent provided for in subsections (E)(3) and (E)(4) below, no adjustment of such Conversion Price pursuant to subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.
(C)    In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.
(D)    In the case of the issuance of Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board, irrespective of any accounting treatment.
(E)    In the case of the issuance of options to purchase or rights to subscribe for Class A Common Stock or Class B Common Stock, securities by their terms convertible into or exchangeable for Class A Common Stock or Class B Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for purposes of determining the number of shares of Additional Stock issued and the consideration paid therefor:
(1)    The aggregate maximum number of shares of Class A Common Stock or Class B Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Class A Common Stock or Class B Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and 4(d)(i)(D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided for in such options or rights (without taking into account potential antidilution adjustments) for the Class A Common Stock or Class B Common Stock covered thereby.
(2)    The aggregate maximum number of shares of Class A Common Stock or Class B Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and 4(d)(i)(D)).
(3)    In the event of any change in the number of shares of Class A Common Stock or Class B Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, the Conversion Price of the Preferred

Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Class A Common Stock or Class B Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.
(4)    Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Class A Common Stock or Class B Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.
(5)    The number of shares of Additional Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).
(ii)    “Additional Stock” shall mean any shares of Class A Common Stock or Class B Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation on or after the Filing Date other than:
(A)    Class B Common Stock issued pursuant to a transaction described in subsection 4(d)(iii) hereof;
(B)    (1) Class B Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) issued to employees, directors, consultants and other service providers pursuant to this corporation’s 2011 Stock Plan, and (2) any additional shares of Class B Common Stock issued to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by this corporation’s Board, including the Series A Director (to the extent such Series A Director is then a member of the Board) (as such terms are defined below);
(C)    Class A Common Stock issued pursuant to an underwritten public offering approved by this corporation’s Board, including the Series A Director (to the extent such Series A Director is then a member of the Board);
(D)    Class B Common Stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the Filing Date;
(E)    Class B Common Stock issued in connection with a bona fide business acquisition by this corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise approved by (1) this corporation’s Board and (2) the affirmative vote or written consent of the holders of at least 66 2/3% of the shares of Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis);
(F)    Class B Common Stock issued or deemed issued pursuant to subsection 4(d)(i)(E) as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of subsection 4(d);
(G)    Class B Common Stock issued upon conversion of the Preferred Stock;
(H)    Class B Common Stock issued pursuant to any equipment leasing arrangement or debt financing arrangement, which arrangement is approved by the Board, including the Series A Director (to the extent such Series A Director is then a member of the Board), and is primarily for non-equity financing purposes;
(I)    Class B Common Stock issued to persons or entities with which this corporation has business relationships, provided such issuances are approved by the Board, including the Series A Director (to the extent such Series A Director is then a member of the Board), and are primarily for non-equity financing purposes; or
(J)    Class B Common Stock that is issued with the unanimous approval of the Board, including the Series A Director (to the extent such Series A Director is then a member of the Board), and the Board specifically states that it shall not be Additional Stock.
(iii)    In the event this corporation should at any time or from time to time after the Filing Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Class B Common Stock or the determination of holders of Class B Common Stock entitled to receive a dividend or other distribution payable in additional shares of Class B Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Class B Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Class B Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Preferred Stock shall be appropriately decreased so that the number of shares of Class B Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Class B Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(i)(E).

(iv)    If the number of shares of Class B Common Stock outstanding at any time after the Filing Date is decreased by a combination of the outstanding shares of Class B Common Stock, then, following the record date of such combination, the Conversion Price for the Preferred Stock shall be appropriately increased so that the number of shares of Class B Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.
(e)    Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Class B Common Stock of this corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Class B Common Stock of this corporation entitled to receive such distribution.
(f)    Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Class B Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2), provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive, upon conversion of the Preferred Stock, the number of shares of stock or other securities or property of this corporation or otherwise, to which a holder of Class B Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.
(g)    No Fractional Shares and Certificate as to Adjustments.
(i)    No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock and the aggregate number of shares of Class B Common Stock to be issued to particular stockholders, shall be rounded down to the nearest whole share and this corporation shall pay in cash the fair market value of any fractional shares as of the time when entitlement to receive such fractional shares is determined. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Class B Common Stock and the number of shares of Class B Common Stock issuable upon such conversion.
(ii)    Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Class B Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Preferred Stock.
(h)    Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, this corporation shall mail to each holder of Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution, and the amount and character of such dividend or distribution.
(i)    Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Class B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class B Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Amended and Restated Certificate of Incorporation.
(j)    Waiver of Adjustment to Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the outstanding shares of such series of Preferred Stock. Any such waiver shall bind all future holders of shares of such series of Preferred Stock.
5.    Voting Rights.
(a)    General Voting Rights. The holder of each share of Preferred Stock shall have the right to ten (10) votes for each share of Class B Common Stock into which such Preferred Stock could then be converted, and with respect to such votes, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and except as provided by law or in subsection 5(b) below with respect to the election of directors by the separate class vote of the holders of Common Stock, shall be entitled to vote, together with holders of Common Stock, with respect to any matter upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).
(b)    Voting for the Election of Directors. So long as at least 5,000,000 shares of Series A Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like), the holders of Series A Preferred Stock shall be entitled to elect one (1) director of this corporation (the “Series A Director”) at any election of directors. So long as at least 5,000,000 shares of Series E Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like), the holders of Series E Preferred Stock shall be entitled to elect one (1) director of this corporation (the “Series E Director”) at any election of directors. So long as at least 800,000 shares of Series G Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like), the holders of Series G Preferred Stock shall be entitled to elect one (1) director of this corporation (the “Series G Director”) at any election of directors. The holders of outstanding Common Stock shall be entitled to elect two (2) directors of this corporation at any election of directors. The holders of Preferred Stock and Common Stock (voting together as a single class and not as separate series, and on an as-converted basis) shall be entitled to elect any remaining directors of this corporation.
Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Amended and Restated Certificate of Incorporation, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board’s action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of this corporation’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders. Any director may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent.
6.    Protective Provisions. So long as at least 5,000,000 shares of Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like), this corporation shall not (by amendment, merger, consolidation or otherwise), without obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 66 2/3% of the shares of Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis), cause either this corporation or any direct or indirect subsidiary of this corporation (each such entity, including without limitation, this corporation, shall be referred to as a “Freshworks Entity”) to:
(a)    consummate a Liquidation Event;
(b)    amend a Freshworks Entity’s Certificate of Incorporation or Bylaws (or similar governing documents) so as to adversely alter or change the powers, preferences or special rights of the shares of Preferred Stock; provided, however, that this restriction shall not apply to an Freshworks Entity where such amendment, revision or repeal has been approved by the Board, including the Series A Director and Series G Director (to the extent such Series A Director and such Series G Director is then a member of the Board);
(c)    increase or decrease (other than by redemption or conversion) the total number of authorized shares of any class of Common Stock or Preferred Stock or designated shares of any series of Preferred Stock of this corporation or the applicable capital stock of any other Freshworks Entity;
(d)    authorize or issue any equity security (including any other security convertible into or exercisable for any such equity security) of a Freshworks Entity having a preference over, or being on a parity with, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock or the Series H Preferred Stock with respect to any right, preference or privilege of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock or the Series H Preferred Stock other than the issuance of any authorized but unissued shares of such stock designated in this Amended and Restated Certificate of Incorporation (including any security convertible into or exercisable for such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock);
(e)    authorize or issue any equity security (including any other security convertible into or exercisable for any such equity security) of a Freshworks Entity (other than this corporation) to any person or entity other than this corporation;
(f)    redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to (i) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for a Freshworks Entity pursuant to agreements, approved by the Board, including the Series A Director (to the extent such Series A Director is then a member of the Board), under which a Freshworks Entity has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal, or (ii) the redemption of any share or shares of Preferred Stock in accordance with Section 3;
(g)    change the authorized number of directors of a Freshworks Entity; provided, however, that this restriction shall not apply to a Freshworks Entity where such change has been approved by the Board, including the Series A Director and Series G Director (to the extent such Series A Director and such Series G Director is then a member of the Board);
(h)    pay or declare any dividend on any shares of capital stock of a Freshworks Entity;
(i)    enter into any transactions between a Freshworks Entity and any director, founder, officer or other management employee or an affiliate or family member of any such individuals if the amount exceeds $120,000; provided, however, that this shall not apply to (A) the issuance of ordinary course equity awards pursuant to this corporation’s equity incentive plans, (B) ordinary course matters pertaining to employment (but excluding matters related to the compensation of any director or executive officer of this corporation), (C) arrangements in the ordinary course providing for indemnification or advancement or reimbursement of expenses, or (D) transactions approved by the Board of this corporation, including the Series A Director (to the extent such Series A Director is then a member of the Board); or
(j)    incur any indebtedness or guarantee any indebtedness of another party in an amount that exceeds $250,000.
7.    So long as at least 5,000,000 shares of Series D Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like), this corporation shall not (by amendment, merger, consolidation or otherwise), without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 90% of the shares of Series D Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis), cause either this corporation or any Freshworks Entity to:
(a)    amend a Freshworks Entity’s Certificate of Incorporation or Bylaws (or similar governing documents) so as to adversely alter or change the powers, preferences or special rights of the shares of Series D Preferred Stock in a manner different from other series of Preferred Stock; provided, however, that this restriction shall not apply to a Freshworks Entity (other than this corporation) where such amendment, revision or repeal has been approved by the Board, including the Series A Director and Series G Director (to the extent such Series A Director and such Series G Director) is then a member of the Board); for the avoidance of doubt, nothing in this Section 7(a) of Article IV(C) shall prevent this corporation from authorizing or issuing any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or being on parity with, the Series D Preferred Stock with respect to the powers, preferences or special rights of such shares.
8.    So long as at least 5,000,000 shares of Series E Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like), this corporation shall not (by amendment, merger, consolidation or otherwise), without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 75% of the shares of Series E Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis), cause either this corporation or any Freshworks Entity to:
(a)    amend a Freshworks Entity’s Certificate of Incorporation or Bylaws (or similar governing documents) so as to adversely alter or change the powers, preferences or special rights of the shares of Series E Preferred Stock in a manner different from other series of Preferred Stock; provided, however, that this restriction shall not apply to a Freshworks Entity (other than this corporation) where such amendment, revision or repeal has been approved by the Board, including the Series A Director and Series G Director (to the extent such Series A Director and such Series G Director is then a member of the Board); for the avoidance of doubt, nothing in this Section 8(a) of Article IV(C) shall prevent this corporation from authorizing or issuing any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or being on parity with, the Series E Preferred Stock with respect to the powers, preferences or special rights of such shares.
9.    So long as at least 5,000,000 shares of Series F Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like), this corporation shall not (by amendment, merger, consolidation or otherwise), without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 75% of the shares of Series F Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis), cause either this corporation or any Freshworks Entity to:
(a)    amend a Freshworks Entity’s Certificate of Incorporation or Bylaws (or similar governing documents) so as to adversely alter or change the powers, preferences or special rights of the shares of Series F Preferred Stock in a manner different from other series of Preferred Stock; provided, however, that this restriction shall not apply to a Freshworks Entity (other than this corporation) where such amendment, revision or repeal has been approved by the Board, including the Series A Director and Series G Director (to the extent such Series A Director and such Series G Director is then a member of the Board); for the avoidance of doubt, nothing in this Section 9(a) of Article IV(C) shall prevent this corporation from authorizing or issuing any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or being on parity with, the Series F Preferred Stock with respect to the powers, preferences or special rights of such shares.
10.    So long as at least 5,000,000 shares of Series G Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like), this corporation shall not (by amendment, merger, consolidation or otherwise), without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the shares of Series G Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis), cause either this corporation or any Freshworks Entity to:
(a)    amend a Freshworks Entity’s Certificate of Incorporation or Bylaws (or similar governing documents) so as to adversely alter or change the powers, preferences or special rights of the shares of Series G Preferred Stock in a manner different from other series of Preferred Stock; provided, however, that this restriction shall not apply to a Freshworks Entity (other than this corporation) where such amendment, revision or repeal has been approved by the Board, including the Series A Director and Series G Director (to the extent such Series A Director and such Series G Director is then a member of the Board); for the avoidance of doubt, nothing in this Section 10(a) of Article IV(C) shall prevent this corporation from authorizing or issuing any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or being on parity with, the Series G Preferred Stock with respect to the powers, preferences or special rights of such shares.
11.    So long as at least 5,000,000 shares of Series H Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like), this corporation shall not (by amendment, merger, consolidation or otherwise), without obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the shares of Series H Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis), cause either this corporation or any Freshworks Entity to:
(a)    amend a Freshworks Entity’s Certificate of Incorporation or Bylaws (or similar governing documents) so as to adversely alter or change the powers, preferences or special rights of the shares of Series H Preferred Stock in a manner different from other series of Preferred Stock; provided, however, that this restriction shall not apply to a Freshworks Entity (other than this corporation) where such amendment, revision or repeal has been approved by the Board, including the Series A Director and Series G Director (to the extent such Series A Director and such Series G Director is then a member of the Board); for the avoidance of doubt, nothing in this Section 11(a) of Article IV(C) shall prevent this corporation from authorizing or issuing any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or being on parity with, the Series H Preferred Stock with respect to the powers, preferences or special rights of such shares.
12.    Status of Redeemed or Converted Stock. In the event any shares of Preferred Stock shall be redeemed or converted pursuant to Section 3 or Section 4 hereof, the shares so redeemed or converted shall be cancelled and shall not be issuable by this corporation. The Amended and Restated Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation’s authorized capital stock.
13.    Notices. Any notice required by the provisions of this Article IV(C) to be given to the holders of shares of Preferred Stock shall be deemed given (i) if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of this corporation, (ii) if such notice is provided by electronic transmission in a manner permitted by Section 232 of the General Corporation Law, or (iii) if such notice is provided in another manner then permitted by the General Corporation Law.
D.    Common Stock. Except as provided above, the rights, preferences, privileges, restrictions and other matters relating to the Class A Common Stock and Class B Common Stock are as set forth below in this Article IV(D):
1.    Definitions.
For purposes of this Article IV(D), the following definitions shall apply:
(a)    “Family Member” means with respect to any Qualified Stockholder who is a natural person, the spouse, domestic partner, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings (in each case whether by blood relation, adoption, marriage or domestic partnership) of such Qualified Stockholder.
(b)    “Final Conversion Date” means 5:00 p.m. in New York City, New York on the earliest to occur following the IPO of (i) the last Trading Day of the fiscal year following the seventh (7th) anniversary of the effectiveness of the registration statement in connection with the IPO or (iii) the date specified by the holders of a majority of the outstanding shares of Class B Common Stock.
(c)    “Founder” means Rathna Girish Mathrubootham.
(d)    “Incapacity” shall mean, with respect to an individual, that such individual is incapable of managing his or her financial affairs under the criteria set forth in the applicable probate code, that can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months as determined by a licensed medical practitioner. In the event of a dispute regarding whether an individual has suffered an Incapacity, no Incapacity of such individual will be deemed to have occurred unless and until an affirmative ruling regarding such Incapacity has been made by a court of competent jurisdiction.
(e)    “IPO” means this corporation’s first firmly underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Class A Common Stock where the Class A Common Stock and Class B Common Stock are each a “covered security” as described in Section 18(b) of the Securities Act and shall include a Qualified Public Offering.
(f)    “Permitted Entity” means, with respect to a Qualified Stockholder that is not a natural person, any corporation, partnership or limited liability company in which such Qualified Stockholder directly, or indirectly through one or more Permitted Entities or Permitted Transferees has sole dispositive power and exclusive Voting Control (or, if the Qualified Stockholder is the Founder, shared dispositive power and exclusive Voting Control with one or more Family Members of such Founder) with respect to all shares of Class B

Common Stock held of record by such corporation, partnership or limited liability company, as the case may be.
(g)    “Permitted Transfer” means, and shall be restricted to, any Transfer of a share of Class B Common Stock:
(i)    by a Qualified Stockholder that is a natural person (including a natural person serving in a trustee capacity with regard to a trust for the benefit of himself or herself or his or her Family Members), to the trustee or co-trustees of a Permitted Trust of such Qualified Stockholder or to such Qualified Stockholder in his or her individual capacity or as a trustee of a Permitted Trust;
(ii)    by the trustee or co-trustees of a Permitted Trust of a Qualified Stockholder, to (A) the Qualified Stockholder, (B) the trustee of any other Permitted Trust of such Qualified Stockholder, (C) any Permitted Entity of such Qualified Stockholder or (D) the Founder;
(iii)    by a Qualified Stockholder to (A) the Founder’s estate or the Founder’s heirs, effective either (1) upon the death of such Founder or (2) during or following any Incapacity of such Founder, (B) any Permitted Entity of such Qualified Stockholder, (C) such Qualified Stockholder’s revocable living trust, which revocable living trust is itself both a Permitted Trust and a Qualified Stockholder or (D) the Founder;
(iv)    by a Permitted Entity of a Qualified Stockholder to (A) such Qualified Stockholder, (B) any other Permitted Entity or the trustee or co-trustees of a Permitted Trust of such Qualified Stockholder or (C) the Founder; or
(v)    by a Qualified Stockholder that is a natural person or a Permitted Trust of a Qualified Stockholder, to a foundation in which such Qualified Stockholder or one or more Family Members of the Qualified Stockholder directly, or indirectly through one or more Permitted Entities or Permitted Transferees, has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such foundation; provided that in the event the Qualified Stockholder or Family Members of the Qualified Stockholder no longer own sufficient shares or no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such foundation, each such share of Class B Common Stock then held by such foundation shall automatically convert as provided in Article IV(D)(6).
(h)    “Permitted Transferee” means a transferee of shares of Class B Common Stock received in a Transfer that constitutes a Permitted Transfer.
(i)    “Permitted Trust” means a validly created and existing trust the beneficiaries of which are either a Qualified Stockholder or Family Members of the Qualified Stockholder, or both, if such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Qualified Stockholder or a trust under the terms of which such Qualified Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code (as amended from time to time) and/or a reversionary interest, in each case so long as the Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust.
(j)    “Qualified Stockholder” means (i) the registered holder of a share of Class B Common Stock immediately prior to the IPO; (ii) the initial registered holder of any shares of Class B Common Stock that are originally issued by this corporation after the IPO (including, without limitation, upon conversion of the Preferred Stock or upon exercise of options or warrants and settlement of restricted stock units); and (iii) a Permitted Transferee.
(k)    “Transfer” of a share of Class B Common Stock means any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control (as defined below) over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Article IV:
(i)    the granting of a revocable proxy to (i) officers or directors or agents of this corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders or (ii) any other person with specific direction to vote such shares of Class B Common Stock as directed by the holder of such shares, without discretion, in connection with actions to be taken at an annual or special meeting of stockholders;
(ii)    entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of this corporation, (B) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;
(iii)    the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise exclusive Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer”;
(iv)    entering into, or reaching an agreement, arrangement or understanding regarding, a support or similar voting or tender agreement (with or without granting a proxy) in connection with a Liquidation Event;

(v)    entering into a voting trust, agreement or arrangement (with or without granting a proxy) pursuant to a written agreement to which the corporation is a party or that has been approved by the Board of Directors; or
(vi)     the fact that the spouse of any holder of Class B Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a Transfer of such shares of Class B Common Stock; provided, that any transfer of shares by any holder of shares of Class B Common Stock to such holder’s spouse, including a transfer in connection with a divorce proceeding, domestic relations order or similar legal requirement, shall constitute a “Transfer” of such shares of Class B Common Stock unless otherwise exempt from the definition of Transfer.
A “Transfer” shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by (i) a Permitted Transferee on the date that such Permitted Transferee ceases to meet the qualifications to be a Permitted Transferee of the Qualified Stockholder who effected the Transfer of such shares to such Permitted Transferee or (ii) an entity that is a Qualified Stockholder, if there occurs a Transfer on a cumulative basis, from and after the IPO, of a majority of the voting power of the voting securities of such entity or any Parent of such entity, other than a Transfer to parties that are, as of the time of the effectiveness of the filing of this Amended and Restated Certificate of Incorporation first setting for the this sentence with the Secretary of State of the State of Delaware, holders of voting securities of any such entity or Parent of such entity. “Parent” of an entity shall mean any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.
(l)    “Voting Control” means, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.
2.    Rights Relating to Dividends, Subdivisions and Combinations.
(a)    Subject to the prior rights of holders of all classes and series of stock at the time outstanding having prior rights as to dividends, the holders of the Class A Common Stock and Class B Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board. Any dividends paid to the holders of shares of Class A Common Stock and Class B Common Stock shall be paid pro rata, on an equal priority, pari passu basis, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of the applicable class of Common Stock treated adversely, voting separately as a class.
(b)    This corporation shall not declare or pay any dividend or make any other distribution to the holders of Class A Common Stock or Class B Common Stock payable in securities of this corporation unless the same dividend or distribution with the same record date and payment date shall be declared and paid on all shares of Common Stock (or unless such dividend or distribution is approved in accordance with Section 2(a) of Article IV(D)); provided, however, that (i) dividends or other distributions payable in shares of Class A Common Stock or rights to acquire shares of Class A Common Stock may be declared and paid to the holders of Class A Common Stock without the same dividend or distribution being declared and paid to the holders of the Class B Common Stock if, and only if, a dividend payable in shares of Class B Common Stock, or rights to acquire shares of Class B Common Stock, as applicable, are declared and paid to the holders of Class B Common Stock at the same rate and with the same record date and payment date; and (ii) dividends or other distributions payable in shares of Class B Common Stock or rights to acquire shares of Class B Common Stock may be declared and paid to the holders of Class B Common Stock without the same dividend or distribution being declared and paid to the holders of the Class A Common Stock if, and only if, a dividend payable in shares of Class A Common Stock, or rights to acquire shares of Class A Common Stock, as applicable, are declared and paid to the holders of Class A Common Stock at the same rate and with the same record date and payment date (and provided that any dividend or other distribution paid in accordance with this proviso shall not require any approval of holders of Class A Common Stock or Class B Common Stock under Section 2(a) of Article IV(D)).
(c)    If this corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock or Class B Common Stock, then the outstanding shares of all Common Stock will be subdivided or combined in the same proportion and manner.
3.    Voting Rights.
(a)    Class A Common Stock. Each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share thereof held on all matters submitted to a vote of the stockholders of the corporation.
(b)    Class B Common Stock. Each holder of shares of Class B Common Stock shall be entitled to ten (10) votes for each share thereof held on all matters submitted to a vote of the stockholders of the corporation.
(c)    Class B Common Stock Protective Provisions. Following the IPO, so long as any shares of Class B Common Stock remain outstanding, this corporation shall not, without the approval by vote or written consent of the holders of a majority of the voting power of the Class B Common Stock then outstanding, voting as a separate class, directly or indirectly, or whether by amendment, or through merger, recapitalization, consolidation or otherwise:
(i)    amend, alter, or repeal any provision of this Amended and Restated Certificate of Incorporation or the Bylaws of this corporation, that modifies the voting, conversion or other powers, preferences, or other special rights or privileges, or restrictions of the Class B Common Stock; or
(ii)    reclassify any outstanding shares of Class A Common Stock of this Corporation into shares having rights as to dividends or liquidation that are senior to the Class B Common Stock or the right to more than one (1) vote for each share thereof.

(d)    General. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock, Class A Common Stock and Class B Common Stock shall vote together and not as separate series or classes on all matters submitted to a vote of the stockholders of the corporation.
4.    Liquidation Rights.
    In the event of a Liquidation Event, the assets of this corporation legally available for distribution to stockholders shall be distributed as provided in Article IV(C)2 above, unless different treatment of the shares of the Class A Common Stock and Class B Common Stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class; provided, however, for the avoidance of doubt, compensation pursuant to any employment, consulting, severance or other compensatory arrangement to be paid to or received by a person who is also a holder of Class A Common Stock or Class B Common Stock does not constitute consideration or a “distribution to stockholders” in respect of the Class A Common Stock or Class B Common Stock.
5.    Optional Conversion.
(a)    At the option of the holder thereof, each share of Class B Common Stock shall be convertible, at any time or from time to time following the closing of the IPO, into one fully paid and nonassessable share of Class A Common Stock as provided herein.
(b)    Each holder of Class B Common Stock who elects to convert the same into shares of Class A Common Stock shall give written notice to this corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Class B Common Stock being converted. Such conversion shall be deemed to have been made immediately prior to 5:00 p.m. in New York City, New York on the date that the holder delivers notice of such conversion to the corporation’s transfer agent, and the person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock as of such time on such date. If a conversion election under this Section 5(a)(ii) is made in connection with an underwritten public offering of this corporation’s securities pursuant to the Securities Act, the conversion may, at the option of the holder tendering shares of Class B Common Stock for conversion, be conditioned upon the closing with the underwriters of the sale of this corporation’s securities pursuant to such offering, in which event the holders making such elections who are entitled to receive Class A Common Stock upon conversion of their Class B Common Stock shall not be deemed to have converted such shares of Class B Common Stock until immediately after to the closing of such sale of this corporation’s securities in the offering.
6.    Automatic Conversion.
(a)    At any time following the closing of the IPO, each share of Class B Common Stock shall automatically be converted into one (1) duly authorized, validly issued, fully paid and nonassessable share of Class A Common Stock upon a Transfer, other than a

Permitted Transfer, of such share of Class B Common Stock. Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares (if any) are surrendered to this corporation or its transfer agent; provided, however, that this corporation shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificates evidencing such shares of Class B Common Stock are either delivered to this corporation or its transfer agent as provided below, or the holder notifies this corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to this corporation to indemnify this corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Class B Common Stock, the holders of Class B Common Stock so converted shall surrender the certificates representing such shares (if any) at the office of this corporation or any transfer agent for the Class A Common Stock.
(b)    At any time following the closing of the IPO, each share of Class B Common Stock held of record by a natural person, including a natural person serving in a trustee capacity, other than the Founder (including the Founder holding shares in a trustee capacity), shall automatically, without any further action, convert into one (1) duly authorized, validly issued, fully paid and nonassessable share of Class A Common Stock upon the death or Incapacity of such stockholder. At any time following the closing of the IPO, each share of Class B Common Stock held of record by the Founder (including the Founder holding shares in a trustee capacity) or a Permitted Transferee of the Founder shall automatically, without any further action, convert into one (1) duly authorized, validly issued, fully paid and nonassessable share of Class A Common Stock nine (9) months after the date of the death or Incapacity of such Founder.
7.    Final Conversion.
(a)    Final Conversion. On the Final Conversion Date, each one (1) issued share of Class B Common Stock shall automatically, without any further action, convert into one (1) duly authorized, validly issued, fully paid and nonassessable share of Class A Common Stock. Following the Final Conversion Date, this corporation may no longer issue any additional shares of Class B Common Stock. Such conversion shall occur automatically without the need for any further action by the holders of such shares.
(b)    Procedures. This corporation may, from time to time, establish such policies and procedures relating to the conversion of Class B Common Stock to Class A Common Stock and the general administration of this dual class stock structure, including the issuance of stock certificates (or the establishment of book-entry positions) with respect thereto, as it may deem reasonably necessary or advisable, and may from time to time request that holders of shares of Class B Common Stock furnish certifications, affidavits or other proof to the corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. A determination by the Secretary of the corporation as to whether a Transfer results in a conversion to Class A Common Stock shall be conclusive and binding.

(c)    Immediate Effect. In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Section 7, such conversion(s) shall be deemed to have been made at the time that the Transfer of shares occurred or immediately upon the Final Conversion Date, as applicable. Upon any conversion of Class B Common Stock to Class A Common Stock, all rights of the holder of shares of Class B Common Stock shall cease and the person or persons in whose names or names the book-entry position(s) representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.
8.    Reservation of Stock Issuable Upon Conversion.
This corporation shall at all times following the closing of the IPO reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Common Stock, as applicable, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock; and if at any time following the closing of the IPO the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock, as applicable, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such numbers of shares as shall be sufficient for such purpose.
ARTICLE V
Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this corporation.
ARTICLE VI
The number of directors of this corporation shall be determined in the manner set forth in the Bylaws of this corporation.
ARTICLE VII
Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.
ARTICLE VIII
Meetings of stockholders may be held within or outside the State of Delaware, as the Bylaws of this corporation may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of this corporation.

ARTICLE IX
A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.
Any amendment, repeal or modification of the foregoing provisions of this Article IX by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director occurring prior to, such amendment, repeal or modification.
ARTICLE X
This corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
ARTICLE XI
To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents of this corporation (and any other persons to which General Corporation Law permits this corporation to provide indemnification) through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.
Any amendment, repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director, officer, employee, agent or other person existing at the time of, or increase the liability of any such person with respect to any acts or omissions of such person occurring prior to, such amendment, repeal or modification.

ARTICLE XII
This corporation renounces, to the fullest extent permitted by law, any interest or expectancy of this corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of this corporation who is not an employee of this corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of this corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of this corporation.
ARTICLE XIII
Unless this corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action, suit or proceeding brought on behalf of this corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or other employee of this corporation to this corporation or this corporation’s stockholders, (iii) any action, suit or proceeding asserting a claim against this corporation or any current or former director, officer, or other employee of this corporation arising out of or pursuant to, or seeking to enforce any right, obligation or remedy under, or to interpret, apply, or determine the validity of, any provision of the General Corporation Law, this Amended and Restated Certificate of Incorporation, or the corporation’s Bylaws, (iv) any action, suit, or proceeding as to which the General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, and (v) any action, suit or proceeding asserting a claim against this corporation or any current or former director, officer, or other employee of this corporation governed by the internal-affairs doctrine, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. This Article XIII shall not apply to actions, suits or proceedings brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction. Unless this corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by this corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying such offering. Any person or Entity holding, owning or otherwise acquiring any interest in any security of this corporation shall be deemed to have notice of and consented to the provisions of this Amended and Restated Certificate of Incorporation.
* * *
THIRD: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.
FOURTH: That said Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Amended and Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.
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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 10th day of September, 2021.

/s/ Rathna Girish Mathrubootham
Rathna Girish Mathrubootham
President